Exhibit 4.18.2

CLIFFORD CHANCE, S.L.

EXECUTION VERSION

AMENDMENT AGREEMENT

DATED 31 OCTOBER 2014

RELATING TO A FACILITIES AGREEMENT

DATED 17 SEPTEMBER 2012

(AS AMENDED)

BETWEEN

(AMONG OTHERS)

CEMEX, S.A.B. DE C.V.

THE PARENT

CITIBANK INTERNATIONAL LIMITED

(FORMERLY CITIBANK INTERNATIONAL PLC)

ACTING AS AGENT

AND

WILMINGTON TRUST (LONDON) LIMITED

ACTING AS SECURITY AGENT

AMENDMENT AND RESTATEMENT AGREEMENT

- i -

THIS AGREEMENT is dated 31 October 2014 and made between:

(1)	CEMEX, S.A.B. de C.V. (the “Parent”);

(2)	NEW SUNWARD HOLDING B.V.;

(3)	CEMEX ESPAÑA, S.A.;

(4)	CEMEX FRANCE GESTION S.A.S.;

(5)	CITIBANK INTERNATIONAL LIMITED (FORMERLY CITIBANK INTERNATIONAL PLC) as agent of the other Finance Parties (other than itself) (the “Agent”); and

(6)	WILMINGTON TRUST (LONDON) LIMITED as security trustee for the Secured Parties (the “Security Agent”).

BACKGROUND:

(A)	The Parent executes this Agreement for itself and on behalf of each other Obligor (being, as at the date of this Agreement, those listed in Schedule 1 (The Obligors)) other than CEMEX France Gestion S.A.S. in accordance with clause 33.8 (Obligor Agent) of the Original Facilities Agreement.

(B)	New Sunward Holding B.V. and CEMEX España, S.A. execute this Agreement only for the purpose of the confirmation under Clause 5.3 (Confirmation of Security) in respect of the Transaction Security granted by New Sunward Holding B.V. and the Parent over their shares in CEMEX España, S.A. For all other purposes, the Parent executes this Agreement on behalf of New Sunward Holding B.V. and CEMEX España, S.A. as described above.

(C)	The Agent executes this Agreement for itself and on behalf of each other Finance Party in accordance with paragraph (b) of clause 37.1 (Required consents) of the Original Facilities Agreement.

(D)	The Agent confirms that the Majority Creditors have consented to the amendments referred to in Clause 4 (Restatement). On the basis of that consent, the Agent has instructed the Security Agent to execute this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Amended Facilities Agreement” means the Original Facilities Agreement, as amended and restated by this Agreement.

“Club Loan Agent” means the Agent in its capacity as the “Agent” under (and as defined in) the Club Loan Facilities Agreement.

“Club Loan CP Document” means any document listed in part I (Initial Conditions Precedent) of schedule 2 (Conditions Precedent) to the Club Loan Facilities Agreement which is or has been provided on or before the Effective Date to the Club Loan Agent in form and substance satisfactory to the Club Loan Agent (acting reasonably), but excluding any document which may not, pursuant to its terms, be disclosed to all Finance Parties.

“Club Loan Facilities Agreement” has the meaning given to that term in the form of Amended Facilities Agreement set out in Schedule 3 (Restated Agreement).

“Effective Date” means the date on which the Agent confirms to the Security Agent, the Creditors and the Parent that, subject to Clause 3 (Conditions Precedent), it has received each of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in a form and substance satisfactory to the Agent.

“Guarantee Obligations” means the guarantee and indemnity obligations of a Guarantor contained in the Original Facilities Agreement.

“Intercreditor Amendment Agreement” means the amendment agreement relating to the Intercreditor Agreement, substantially in the form agreed in writing between the Parent and the Security Agent prior to the date of this Agreement.

“Original Facilities Agreement” means the facilities agreement dated 17 September 2012 between (among others) the Parent, the Agent and the Security Agent, as amended from time to time prior to the date of this Agreement.

“Party” means a party to this Agreement.

“Relevant Group Member” means, for the purposes of Schedule 2 (Conditions Precedent), each member of the Group which is:

(a)	an Obligor; and/or

(b)	a Debtor, a Security Provider and/or an Intra-Group Lender (each as defined in the Intercreditor Agreement).

“Secured Obligations” has the meaning given to that term in the Intercreditor Agreement.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term defined in the Original Facilities Agreement has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Facilities Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

In this Agreement, any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause of, or a Schedule to, this Agreement.

1.4	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5	Designation

In accordance with the Original Facilities Agreement, each of the Parent and the Agent designates this Agreement as a Finance Document.

2.	REPRESENTATIONS

The Repeating Representations are deemed to be made by each Obligor to the Finance Parties (by reference to the facts and circumstances then existing) on:

(a)	the date of this Agreement; and

(b)	the Effective Date,

and references to “this Agreement” in the Repeating Representations should be construed, on the date of this Agreement, as references to this Agreement and to the Original Facilities Agreement and, on the Effective Date, as references to the Amended Facilities Agreement.

3.	CONDITIONS PRECEDENT

(a)	If any Club Loan CP Document also fulfils, to the satisfaction of the Agent (acting reasonably), a requirement of Schedule 2 (Conditions Precedent), the Parent shall not be required to provide a further copy of that document to the Agent for the purposes of this Agreement.

(b)	For the purposes of paragraph (a) above:

(i)	the Parent authorises the Agent to disclose any Club Loan CP Document received by it in its capacity as the Club Loan Agent to any Finance Party; and

(ii)	the Parent confirms that any certificate of an Obligor under (and as defined in) the Club Loan Facilities Agreement which is addressed to or otherwise able to be relied upon by one or more Finance Parties under (and as defined in) the Club Loan Facilities Agreement may be relied upon by the Finance Parties as if it was addressed to them.

4.	RESTATEMENT

With effect from the Effective Date the Original Facilities Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 3 (Restated Agreement).

5.	CONTINUITY AND FURTHER ASSURANCE

5.1	Continuing obligations

The provisions of the Original Facilities Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

5.2	Confirmation of Guarantee Obligations

For the avoidance of doubt, each Guarantor confirms for the benefit of the Finance Parties that all Guarantee Obligations owed by it under the Amended Facilities Agreement shall (a) remain in full force and effect notwithstanding the amendments referred to in Clause 4 (Restatement) and (b) extend to any new obligations assumed by any Obligor under the Finance Documents as a result of this Agreement (including, but not limited to, under the Amended Facilities Agreement).

5.3	Confirmation of Security

For the avoidance of doubt, each Obligor confirms for the benefit of the Finance Parties that the Security created by it pursuant to each Transaction Security Document to which it is a party shall (a) remain in full force and effect notwithstanding the amendments referred to in Clause 4 (Restatement) and the Intercreditor Amendment Agreement and (b) continue to secure its Secured Obligations under the Finance Documents as amended (including, but not limited to, under the Amended Facilities Agreement).

5.4	Further assurance

Each Obligor, shall, at the request of the Agent and at such Obligor’s own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.5	Notarisation in Spain

The Parent shall (and shall ensure that each other relevant member of the Group will), at the request of the Agent (giving reasonable notice and specifying a time during normal business hours), appear before a notary in Madrid to raise this Agreement and the Intercreditor Amendment Agreement to the status of a Spanish Public Document in each case on or before the date falling ten Business Days after its date.

6.	MISCELLANEOUS

6.1	Incorporation of terms

The provisions of clause 41 (Enforcement) of the Original Facilities Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in that clause to “this Agreement” were references to this Agreement.

6.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

7.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS AGREEMENT has been executed as, and is intended to take effect as, a deed by New Sunward Holding B.V., and has been signed by each other Party, on the date written on the first page of this Agreement.

SCHEDULE 1

THE OBLIGORS

Name of Borrower	Registration number (or equivalent, if any)

CEMEX, S.A.B. de C.V.	CEM-880726-UZA

CEMEX España, S.A.	A-46004214

New Sunward Holding B.V.	34133556

CEMEX Materials LLC	File # 4443303 (Delaware)

CEMEX Finance LLC (formerly known as CEMEX España Finance LLC)	File # 3654572 (Delaware)

Name of Guarantor	Registration number (or equivalent, if any)

CEMEX, S.A.B. de C.V.	CEM-880726-UZA

CEMEX España, S.A.	A-46004214

CEMEX México, S.A. de C.V.	CME-820101-LJ4

CEMEX Concretos, S.A. de C.V.	CCO-740918-9M1

Empresas Tolteca de México, S.A. de C.V.	ETM-890720-DJ2

New Sunward Holding B.V.	34133556

CEMEX Corp.	File #: 2162255

CEMEX, Inc.	Charter # 13000400D (Louisiana)

CEMEX Finance LLC (formerly known as CEMEX España Finance LLC)	File #: 3654572 (Delaware)

Cemex Research Group AG	CHE-113.951.069

CEMEX Shipping B.V.	34213063

CEMEX Asia B.V.	34228466

CEMEX France Gestion (S.A.S.)	334 533 288

CEMEX UK	05196131

CEMEX Egyptian Investments B.V.	34108365

CEMEX Egyptian Investments II B.V.	58083987

Name of Security Provider	Registration number (or equivalent, if any)

CEMEX, S.A.B. de C.V.	CEM-880726-UZA

CEMEX México, S.A. de C.V.	CME-820101-LJ4

CEMEX Operaciones México, S.A. de C.V. (formerly Centro Distribuidor de Cemento, S.A. de C.V.)	CDC-960913-SK6

Empresas Tolteca de México, S.A. de C.V.	ETM-890720-DJ2

Impra Café, S.A. de C.V.	ICA-801002-5E8

Interamerican Investments, Inc.	File #: 2252951

New Sunward Holding B.V.	34133556

CEMEX International Finance Company	226652

CEMEX TRADEMARKS HOLDING Ltd.	CHE-109.294.363

SCHEDULE 2

CONDITIONS PRECEDENT

1.	Relevant Group Members

(a)	In the case of each Relevant Group Member (other than any Relevant Group Member incorporated in the Netherlands, Switzerland or France), a copy of its current constitutional documents (in the case of an Relevant Group Member incorporated in Mexico, certified by a notary public or otherwise authenticated) or, in the case of an Relevant Group Member incorporated in Spain, a certificate or excerpt from the relevant Mercantile Registry including the updated by-laws of that Relevant Group Member.

(b)	In the case of the Parent, a copy of a power of attorney delegating to the Chief Executive Officer of the Parent sufficient powers (which are themselves delegable) to authorise the entry into this Agreement and any document referred to in this Agreement to be entered into by the Parent, and a copy of any sub-delegated powers required in connection therewith.

(c)	In the case of each Relevant Group Member (other than any Relevant Group Member incorporated in Mexico, the Netherlands, Switzerland or France), a copy (or, in the case of any Relevant Group Member incorporated in Spain, a certificate issued by the secretary with the approval of the president and raised to public document status) of a resolution of the board of directors (or any other competent body) of that Relevant Group Member:

(i)	approving the terms of, and the transactions contemplated by, this Agreement and/or (as applicable) any document referred to in this Agreement which is to be entered into by or on behalf of that Relevant Group Member;

(ii)	authorising the Parent, on its behalf, to execute this Agreement and/or (as applicable) any document referred to in this Agreement which is to be executed by the Parent on behalf of that Relevant Group Member, and authorising the Parent, on its behalf, to sign and/or despatch all documents and notices which are to be signed and/or despatched by the Parent on behalf of that Relevant Group Member under or in connection with this Agreement or any other document referred to in this Agreement; and

(iii)	authorising a specified person or persons, on its behalf, to execute any document referred to in this Agreement which is to be executed by that Relevant Group Member (rather than by the Parent on its behalf) and to sign and/or despatch all documents and notices to be signed and/or despatched by that Relevant Group Member (rather than by the Parent on its behalf) under or in connection with this Agreement or any other document referred to in this Agreement.

(d)	In the case of an Relevant Group Member incorporated in Mexico (to the extent not covered under paragraph (b) above), powers of attorney duly notarised containing authority for acts of administration and if applicable for acts of disposition (in respect of any Transaction Security Document).

(e)	A specimen of the signature of each person authorised by the documents referred to in paragraphs (b) to (d) above in relation to the Finance Documents.

(f)	In the case of each Relevant Group Member incorporated in the Netherlands:

(i)	a copy of the deed of incorporation (oprichtingsakte) and, where the articles of association have been amended since the date of incorporation, the articles of association (statuten) of that Relevant Group Member, as well as an extract (uittreksel) from the Dutch Commercial Register (Handelsregister) of that Relevant Group Member;

(ii)	a copy of the resolution of the board of managing directors of that Relevant Group Member:

(A)	approving the terms of, and the transactions contemplated by, this Agreement and/or (as applicable) any document referred to in this Agreement which is to be entered into by or on behalf of that Relevant Group Member;

(B)	authorising the Parent, on its behalf, to execute this Agreement and/or (as applicable) any document referred to in this Agreement which is to be executed by the Parent on behalf of that Relevant Group Member, and authorising the Parent, on its behalf, to sign and/or despatch all documents and notices which are to be signed and/or despatched by the Parent on behalf of that Relevant Group Member under or in connection with this Agreement or any other document referred to in this Agreement; and

(C)	authorising a specified person or persons, on its behalf, to execute this Agreement and any document referred to in this Agreement which is to be executed by that Relevant Group Member (rather than by the Parent on its behalf) and to sign and/or despatch all documents and notices to be signed and/or despatched by that Relevant Group Member (rather than by the Parent on its behalf) under or in connection with this Agreement or any other document referred to in this Agreement;

(iii)	a specimen of the signature of each member of the board of managing directors of that Relevant Group Member and, if applicable, each person authorised by the resolutions referred to in paragraph (ii)(C) above; and

(iv)	if applicable, a copy of (A) the request for advice from each works council, or central or European works council with jurisdiction over the transactions contemplated by this Agreement and (B) the unconditional positive advice from such works council.

(g)	In the case of each Relevant Group Member incorporated in Switzerland:

(i)	a copy of the articles of association (Statuten) of that Relevant Group Member, as well as an extract from the Commercial Register (Handelsregister) of that Relevant Group Member;

(ii)	a copy of a unanimous resolution of the board of directors of that Relevant Group Member:

(A)	approving the terms of, and the transactions contemplated by, this Agreement and/or (as applicable) any document referred to in this Agreement which is to be entered into by or on behalf of that Relevant Group Member;

(B)	authorising the Parent, on its behalf, to execute this Agreement and/or (as applicable) any document referred to in this Agreement which is to be executed by the Parent on behalf of that Relevant Group Member, and authorising the Parent, on its behalf, to sign and/or despatch all documents and notices which are to be signed and/or despatched by the Parent on behalf of that Relevant Group Member under or in connection with this Agreement or any other document referred to in this Agreement; and

(C)	authorising a specified person or persons, on its behalf, to execute any document referred to in this Agreement which is to be executed by that Relevant Group Member (rather than by the Parent on its behalf) and to sign and/or despatch all documents and notices to be signed and/or despatched by that Relevant Group Member (rather than by the Parent on its behalf) under or in connection with this Agreement or any other document referred to in this Agreement;

(iii)	a copy of the unanimous shareholders’ resolution of that Relevant Group Member approving:

(A)	the terms of, and the transactions contemplated by, this Agreement and/or (as applicable) any document referred to in this Agreement which is to be entered into by or on behalf of that Relevant Group Member and resolving that the execution of those documents by or on behalf of that Relevant Group Member is in the best interests of that Relevant Group Member; and

(B)	the execution of this Agreement and/or (as applicable) any document referred to in this Agreement by or on behalf of that Relevant Group Member;

(iv)	a specimen of the signature of each member of the board of directors of that Relevant Group Member and, if applicable, each person authorised by the resolutions referred to in paragraph (ii)(C) above; and

(v)	evidence to the effect that the articles of association of that Relevant Group Member empower that Relevant Group Member to enter into upstream and/or cross-stream obligations.

(h)	In the case of each Relevant Group Member incorporated in France:

(i)	a certified copy of its constitutive documents (statuts);

(ii)	an original extract (extrait K-bis) provided by the commercial and companies registry (registre du commerce et des sociétés), not more than fifteen (15) days old;

(iii)	a non-bankruptcy certificate (certificat de recherche de procédures collectives) provided by the commercial and companies registry (registre du commerce et des sociétés), not more than fifteen (15) days old;

(iv)	a copy of the resolution of the shareholder(s) of that Relevant Group Member approving:

(A)	the terms of, and the transactions contemplated by, this Agreement and/or (as applicable) any document referred to in this Agreement which is to be entered into by or on behalf of that Relevant Group Member; and

(B)	the execution of this Agreement and/or (as applicable) any document referred to in this Agreement by or on behalf of that Relevant Group Member;

(v)	a copy of the resolution of the board of directors (or any other competent body) of that Relevant Group Member:

(A)	approving the terms of, and the transactions contemplated by, this Agreement and/or (as applicable) any document referred to in this Agreement which is to be entered into by or on behalf of that Relevant Group Member;

(B)	authorising the Parent, on its behalf, to execute any document referred to in this Agreement which is to be executed by the Parent on behalf of that Relevant Group Member, and authorising the Parent, on its behalf, to sign and/or despatch all documents and notices which are to be signed and/or despatched by the Parent on behalf of that Relevant Group Member under or in connection with this Agreement or any other document referred to in this Agreement; and

(C)	authorising a specified person or persons, on its behalf, to execute this Agreement and any document referred to in this Agreement which is to be executed by that Relevant Group Member (rather than by the Parent on its behalf) and to sign and/or despatch all documents and notices to be signed and/or despatched by that Relevant Group Member (rather than by the Parent on its behalf) under or in connection with this Agreement or any other document referred to in this Agreement; and

(vi)	evidence that the person(s) who has(ve) signed any document referred to in this Agreement on behalf of that Relevant Group Member was (were) duly authorised to sign.

(i)	In the case of each Relevant Group Member whose jurisdiction of organisation is a state of the United States or the District of Columbia:

(i)	a copy of a good standing certificate with respect to that Relevant Group Member, issued as of a recent date by the Secretary of State or other appropriate official of that Relevant Group Member’s jurisdiction of incorporation or organisation; and

(ii)	a certificate in form and substance satisfactory to the Agent of the chief financial officer, director of finance or other appropriate person of that Relevant Group Member as to the solvency of that Relevant Group Member.

(j)	In the case of each Relevant Group Member incorporated in England and Wales, a copy of a resolution signed by all the holders of the issued shares in that Relevant Group Member, approving the terms of, and the transactions contemplated by, this Agreement and/or (as applicable) any document referred to in this Agreement which is to be entered into by or on behalf of that Relevant Group Member.

(k)	In relation to each Obligor, a certificate of the Parent (signed by an Authorised Signatory) confirming that borrowing or guaranteeing and/or (as applicable) granting Security in respect of the Total Commitments under the Amended Facilities Agreement would not cause any borrowing, guarantee, security or similar limit binding on that Obligor to be exceeded.

(l)	In relation to each Relevant Group Member, a certificate of the Parent (signed by an Authorised Signatory) certifying that each copy document relating to that Relevant Group Member specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal opinions

The following legal opinions, in each case substantially in the form distributed to the Agent and the Security Agent prior to the date of this Agreement.

Dutch law

(a)	An opinion with respect to the laws and regulations of the Netherlands from Clifford Chance LLP.

English law

(b)	An opinion with respect to the laws and regulations of England and Wales from Clifford Chance, S.L.

French law

(c)	An incorporation and authority opinion with respect to the laws and regulations of France from in-house counsel of the Parent.

(d)	An opinion with respect to the laws and regulations of France from Clifford Chance Europe LLP.

Mexican law

(e)	An opinion with respect to the laws and regulations of Mexico from in-house counsel of the Parent.

3.	Other documents and evidence

An up-to-date copy of the Group Structure Chart.

SCHEDULE 3

RESTATED AGREEMENT

Form of restated agreement follows on the next page

SIGNATURES TO THE AMENDMENT AND RESTATEMENT AGREEMENT

The Parent

CEMEX, S.A.B. de C.V.

By: /s/ Francisco Javier García Ruiz de Morales

Executed as a deed by NEW SUNWARD HOLDING B.V. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

CEMEX ESPAÑA, S.A.

By: /s/ Francisco Javier García Ruiz de Morales

CEMEX FRANCE GESTION S.A.S.

By: /s/ Francisco Javier García Ruiz de Morales

The Agent

CITIBANK INTERNATIONAL LIMITED

By: /s/ Raya Brody

The Security Agent

WILMINGTON TRUST (LONDON) LIMITED

By: /s/ Sajada Afzal